            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated April 8, 2005 relating to the combined financial statements of the Vafias
Group of LPG Carriers appearing in the Prospectus, which is part of this
Registration Statement.

We also consent to the reference to us under the heading "Experts" in such
Prospectus.

/s/ Deloitte
Deloitte
Hadjipavlou, Sofianos & Cambanis S.A.
August 29, 2005
Athens, Greece